EXHIBIT 23.1

CONSENT OF UHY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

TranSwitch Corporation

We consent to the incorporation by reference to the Registration Statement on Form S-3 of TranSwitch Corporation of our report dated March 5, 2007 relating to the consolidated financial statements and related financial statement schedule, and the effectiveness of internal control over financial reporting and to the reference to us under the caption “Experts” in the Prospectus.

New Haven, Connecticut

August 8, 2007